                                                                    EXHIBIT 11.1

                        DAWSON PRODUCTION SERVICES, INC.

                        EARNINGS PER SHARE COMPUTATIONS

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
                                                                                                 SIX MONTHS ENDED
                                                              YEARS ENDED MARCH 31,                SEPTEMBER 30,
                                                       ------------------------------------   -----------------------
                                                          1994         1995         1996         1995         1996
                                                       ----------   ----------   ----------   ----------   ----------
PRIMARY EARNINGS PER SHARE
Income before extraordinary item and cumulative effect
  of change in accounting principle................... $  796,233   $1,061,236   $1,372,998   $  648,128   $2,175,003
Extraordinary item and cumulative effect of change in
  accounting principle................................    (92,202)          --     (513,819)          --           --
                                                       ----------   ----------   ----------   ----------   ----------
Net income............................................    704,031    1,061,236      859,179      648,128    2,175,003
Preferred stock dividends.............................   (101,007)    (101,007)     (88,273)     (50,086)          --
                                                       ----------   ----------   ----------   ----------   ----------
Net income applicable to common stock................. $  603,024   $  960,229   $  770,906   $  598,042   $2,175,003
                                                       ==========   ==========   ==========   ==========   ==========
Shares used in earnings per share computations........  2,052,168    2,155,380    2,931,234    2,384,359    6,510,428
                                                       ==========   ==========   ==========   ==========   ==========
Earnings per share before extraordinary item and
  cumulative effect of change in accounting
  principle........................................... $     0.34   $     0.45   $     0.44   $     0.25   $     0.33
                                                       ==========   ==========   ==========   ==========   ==========
Earnings per share.................................... $     0.29   $     0.45   $     0.27   $     0.25   $     0.33
                                                       ==========   ==========   ==========   ==========   ==========
FULLY DILUTED EARNINGS PER SHARE
Income before extraordinary item and cumulative effect
  of change in accounting principle................... $  796,233   $1,061,236   $1,372,998   $  648,128   $2,175,003
Interest on convertible debt, net of tax..............     15,668       59,091        4,894       76,628           --
                                                       ----------   ----------   ----------   ----------   ----------
Income before extraordinary item and cumulative effect
  of change in accounting principle...................    811,901    1,120,327    1,377,892      724,756    2,175,003
Extraordinary item and cumulative effect of change in
  accounting principle................................    (92,202)          --     (513,819)          --           --
                                                       ----------   ----------   ----------   ----------   ----------
Net income applicable to common stock................. $  719,699   $1,120,327   $  864,073   $  724,756   $2,175,003
                                                       ==========   ==========   ==========   ==========   ==========
Shares used in earnings per share computations........  2,450,791    2,648,740    3,207,622    3,095,826    6,527,796
                                                       ==========   ==========   ==========   ==========   ==========
Earnings per share before cumulative effect of change
  in accounting principle............................. $     0.33   $     0.42   $     0.43   $     0.23   $     0.33
                                                       ==========   ==========   ==========   ==========   ==========
Earnings per share.................................... $     0.29   $     0.42   $     0.27   $     0.23   $     0.33
                                                       ==========   ==========   ==========   ==========   ==========
COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
  COMPUTATIONS -- PRIMARY
Weighted average outstanding common shares............  1,271,885    1,399,577    2,471,712    1,688,816    6,390,984
Dilutive effect of stock and warrants issued within
  one year prior to initial public offering...........    724,829      713,098      411,184      629,494           --
Average other common equivalents shares -- dilutive
  effect of warrant shares............................     55,454       42,705       48,338       66,049      119,444
                                                       ----------   ----------   ----------   ----------   ----------
Shares used in earnings per share computation.........  2,052,168    2,155,380    2,931,234    2,384,359    6,510,428
                                                       ==========   ==========   ==========   ==========   ==========
COMPUTATION OF SHARES USED IN EARNINGS PER SHARE
  COMPUTATIONS -- FULLY DILUTED
Weighted average outstanding common shares............  1,271,885    1,399,577    2,471,712    1,688,816    6,390,984
Dilutive effect of stock and warrants issued within
  one year prior to initial public offering...........    724,829      713,098      411,184      629,494           --
Average other common equivalent shares -- dilutive
  effect of warrant shares............................     55,454       42,705       48,338       66,048      136,812
Average shares attributable to preferred stock........    347,440      347,440      262,004      347,440           --
Average shares attributable to convertible debt.......     51,183      145,920       14,384      364,028           --
                                                       ----------   ----------   ----------   ----------   ----------
Shares used in earnings per share computation.........  2,450,791    2,648,740    3,207,622    3,095,826    6,527,796
                                                       ==========   ==========   ==========   ==========   ==========
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